Exhibit 10.31

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

OPTION AGREEMENT

BETWEEN

BAYER HEALTHCARE LLC

AND

CRISPR THERAPEUTICS AG

December 13, 2019

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Option AGREEMENT

This OPTION AGREEMENT (this “Agreement”) is entered into as of December 13, 2019 (the “Effective Date”) by and between Bayer Healthcare LLC (“Bayer”) and CRISPR Therapeutics AG (“CRISPR”).  Bayer and CRISPR each may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS,

A.Bayer and CRISPR entered into the Joint Venture Agreement on December 19, 2015 (as amended, restated and/or otherwise modified from time to time, the “JV Agreement”);

B.Bayer, CRISPR, CRISPR Therapeutics, Inc. and Casebia Therapeutics Limited Liability Partnership entered into a Retirement Agreement on December 13, 2019 (as amended, restated and/or otherwise modified from time to time, the “Retirement Agreement”);

C.In connection with the Retirement (as defined in the Retirement Agreement), Bayer and CRISPR have agreed to terminate the JV Agreement (as permitted by Section 16.1(a) of the JV Agreement), which termination will also result in termination or amendment to the terms of the Transaction Documents as set forth therein;

D.In connection with entering the Retirement Agreement, Bayer and CRISPR will enter into other Ancillary Agreements (as defined in the Retirement Agreement);

E.Bayer and CRISPR desire for CRISPR to Research and Develop certain Products (each as defined below);

F.Bayer wishes to have an option to co-commercialize and a right of first negotiation to license (with CRISPR) certain Products under the terms and conditions set forth herein;

G.As contemplated by the Retirement Agreement, entering into this Agreement is a condition to Closing (as defined in the Retirement Agreement).

NOW, THEREFORE, in consideration of the respective covenants, representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the Parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

For purposes of this Agreement, the following capitalized terms will have the following meanings:

1.1.

“Affiliate” means, with respect to any entity, any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common  control with such entity; and for the purposes of this definition, “control” (and the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to control another

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Person if any of the following conditions is met: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity.

1.2.	“Agreement” has the meaning set forth in the Preamble.
1.3.	“Agreement Term” means the period commencing on the Effective Date and ending on the expiration of this Agreement pursuant to Section 7.1, unless terminated earlier as provided herein.
1.4.

“Applicable Law” means all applicable laws, statutes, rules, regulations and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign, including any applicable rules, regulations, guidelines, or other requirements of the Regulatory Authorities that may be in effect from time to time.

1.5.

“Approval Application” means, with respect to a Product in a particular jurisdiction, an application for approval, license, registration or authorization necessary for the Commercialization of such Product in such jurisdiction, including, with respect to the United States, an application for approval for such Product by the FDA, and with respect to the European Union, an application for approval for such Product by the European Commission.

1.6.	“Autoimmune Field” means any field under the heading “Autoimmune Focus Area” set forth on Schedule A.
1.7.	“Available” has the meaning set forth in Section 1.22.
1.8.	“[***] Arbitration” means the arbitration process set forth in Schedule B.
1.9.	“[***] Expert” has the meaning set forth in Schedule B.
1.10.	“Bayer” has the meaning set forth in the Preamble.
1.11.	“Breaching Party” has the meaning set forth in Section 7.2.2.
1.12.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City, United States of America or Frankfurt-Main, Germany or Leverkusen, Germany are authorized or obligated by Applicable Law to close.

1.13.	“cGCP” means the Good Clinical Practice regulations as defined by the FDA or foreign equivalent Regulatory Authority.
1.14.	“cGLP” means the Good Laboratory Practice regulations as defined by the FDA or foreign equivalent Regulatory Authority.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.15.	“cGMP” means the Current Good Manufacturing Practice regulations as defined by the FDA or foreign equivalent Regulatory Authority.
1.16.

“Change of Control” means (a) a merger or consolidation of CRISPR with a Third Party that results in the voting securities of CRISPR outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than 50% of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, or (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of more than 50% of the combined voting power of the outstanding securities of CRISPR, or (c) the sale or other transfer to a Third Party of all or substantially all of CRISPR’s business to which the subject matter of this Agreement relates.  Notwithstanding the foregoing, the term “Change of Control” will not include any sale of shares of capital stock of CRISPR, in a single transaction or series of related transactions in which CRISPR issues new securities solely to institutional investors for cash or the cancellation or conversion of indebtedness or a combination thereof where such transaction(s) are conducted primarily for bona fide equity financing purposes.

1.17.	“Clinical Trial” means a study in humans that is conducted in accordance with cGCP and is designed to generate data in support of an Approval Application.
1.18.	“CMC Information” means all chemistry, manufacturing, and controls information and data relating to a Product, including information and data that would be found in Module 2.3 or Module 3 of an IND.
1.19.	“Co-Commercialization Agreement” has the meaning set forth in Section 2.6.1.
1.20.

“Commercialize” or “Commercializing” means to market, promote, distribute, offer for sale, sell, have sold, import, export or otherwise commercialize a product, to conduct activities, other than Research, Development and Manufacturing, in preparation for the foregoing activities, including obtaining Price Approval, and to conduct post-Marketing Approval studies (including Clinical Trials).  When used as a noun, “Commercialization” means any and all activities involved in Commercializing.

1.21.

“Commercially Reasonable Efforts” means with respect to the efforts to be expended by any Person, with respect to any objective, reasonable, diligent and good faith efforts to accomplish such objective.  With respect to any objective relating to the Research, Development or Commercialization of a Product, “Commercially Reasonable Efforts” means [***] taking into account, without limitation, with respect to each Product [***].  “Commercially Reasonable Efforts” will be [***].

1.22.

“Confidential Information” means, with respect to a Party (the “Disclosing Party”), all Know-How or other information of the Disclosing Party, including proprietary information (whether or not patentable) regarding or embodying the Disclosing Party’s corporate information, technology (including Intellectual Property), products, business information or objectives, whether disclosed prior to, on or after the Effective Date.  The terms and conditions of this Agreement will be considered Confidential Information of both Parties, with both Parties deemed to be the Receiving Party of such Confidential Information.  Notwithstanding any provision of this Section 1.22 to the contrary, Confidential Information does not include any Know-How or information that: (a) was already known by the Receiving Party (other than under an obligation of confidentiality to the Disclosing Party) at the time of

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

disclosure by or on behalf of the Disclosing Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party, other than through any act or omission of the Receiving Party in breach of its obligations under this Agreement; (d) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to the Receiving Party; or (e) was independently discovered or developed by or on behalf of the Receiving Party without the use of any Confidential Information belonging to the Disclosing Party; provided, in connection with the foregoing exclusions from protection, that specific Confidential Information will not be deemed to be known, generally available, in the public domain, disclosed, independently discovered or developed (individually and collectively “Available”), merely because broader or related information is Available, nor will combinations of elements or principles be considered to be Available merely because individual elements thereof are Available.

1.23.

“Control” or “Controlled” means with respect to any Know-How or Patent or other data, information or Materials, possession of the ability by CRISPR or its Affiliate(s) (whether by sole or joint ownership, license or otherwise, other than pursuant to this Agreement) to grant, without violating the terms of any agreement with a Third Party, a license, access or other right in, to or under such Know-How or Patent or other data, information or Materials.  Notwithstanding anything in this Agreement to the contrary, CRISPR will be deemed to not Control any Patents or Know-How that are owned or controlled by a Third Party described in the definition of “Change of Control,” or such Third Party’s Affiliates (other than an Affiliate of CRISPR prior to the Change of Control), (a) prior to the closing of such Change of Control, except to the extent that any such Patents or Know-How were developed prior to such Change of Control through the use of CRISPR’s technology, or (b) after such Change of Control to the extent that such Patents or Know-How are developed or conceived by such Third Party or its Affiliates (other than CRISPR) after such Change of Control without using or incorporating CRISPR’s technology.

1.24.	“CRISPR” has the meaning set forth in the Preamble.
1.25.	“CRISPR Indemnified Party” has the meaning set forth in Section 6.1.
1.26.	“CRISPR Know-How” means any Know-How that (a) [***] and (b) [***].
1.27.	“CRISPR Patents” means any Patent that (a) [***] and (b) [***].
1.28.	“CRISPR/Cas Technology” means a clustered regularly interspaced short palindromic repeats (CRISPR)/CRISPR-associated (Cas) protein system that comprises (a) [***] and (b) [***].
1.29.

“Data Package” means a data package containing (a) all information that would be required to be included in any IND submission for a Product in the applicable Field to the extent such information exists at the time the written notice of the [***] IND submission is provided to Bayer; and (b) all material preclinical data relating to such Product, to the extent not already included in the information described in clause (a), in each case ((a) and (b)), to the extent that such information is in the possession or Control of CRISPR or any of its Affiliates. CRISPR may redact CMC Information from a Data Package subject to Section 2.6.5.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.30.

“Development” means all clinical and non-clinical research and development activities conducted after filing of an IND for a product, including toxicology, pharmacology test method development and stability testing, process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, Clinical Trials (other than post-Marketing Approval Clinical Trials), regulatory affairs, pharmacovigilance, Clinical Trial regulatory activities and obtaining and maintaining Regulatory Approval.  When used as a verb, “Develop” or “Developing” means to engage in Development.

1.31.

“Disclosing Party” means (a) with respect to CRISPR, CRISPR and its Affiliates (including Casebia Therapeutics Limited Liability Partnership and its Affiliates) and (b) with respect to Bayer, Bayer and its Affiliates.

1.32.	“Eligible Product” has the meaning set forth in Section 2.6.1.
1.33.	“EMA” means the European Medicines Agency and any successor entity thereto.
1.34.	“European Commission” means the European Commission or any successor entity that is responsible for granting Marketing Approvals authorizing the sale of pharmaceuticals in the European Union.
1.35.

“European Union” or “EU” means (a) the economic, scientific and political organization of member states as it may be constituted from time to time, which as of the Effective Date consists of Austria, Belgium, Bulgaria, Croatia, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom of Great Britain and Northern Ireland and that certain portion of Cyprus included in such organization, (b) any member country of the European Economic Area that is not otherwise a member of the European Union, and (c) any country not otherwise included in clauses (a) or (b) that participates in the unified filing system under the auspices of the EMA.  For clarity, European Union will at all times be deemed to include each of Italy, Germany, France, the United Kingdom and Spain.

1.36.	“Executive Officers” means the Chief Executive Officer of CRISPR, initially Samarth Kulkarni, and the Head of R&D of Bayer’s Pharmaceuticals Division, initially Dr. Joerg Moeller.
1.37.	“FDA” means the United States Food and Drug Administration and any successor entity thereto.
1.38.	“FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder.
1.39.	“Field” means the diagnosis, treatment, or prevention of disease in humans in an indication included in the Autoimmune Field, the Hematology A Field, or the Ophthalmology Field, as applicable.
1.40.

“Force Majeure” means a condition, the occurrence and continuation of which is beyond the reasonable control of a Party, including an act of God, voluntary or involuntary compliance with any regulation, law or order of any government, war, civil commotion, labor strike or lock-out, epidemic, flood, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.41.	“[***]” means [***].
1.42.	“Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision.
1.43.	“Hematology A Field” means any field under the heading “Hematology A Focus Area” set forth on Schedule A.
1.44.

“IND” means any Investigational New Drug application, filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any supplements or amendments thereto.  References herein to IND will include, to the extent applicable, any comparable filings outside the United States.

1.45.	“Indemnified Party” has the meaning set forth in Section 6.3.
1.46.	“Indemnifying Party” has the meaning set forth in Section 6.3.
1.47.	“Ineligible Field” has the meaning set forth in Section 2.6.1.
1.48.

“Intellectual Property” means (i) patents (including utility, design, plant, utility model, reissues, re-examination, and patents of addition), patent applications (filed, unfiled or being prepared), records of invention, (ii) trademarks (registered or unregistered), trademark applications, trade names, copyrights (registered or unregistered), copyright applications, mask works, service marks (registered or unregistered), service mark applications, database rights (registered or unregistered), all together with the goodwill associated with such marks or names, (iii) trade secrets, technology, inventions, know-how, processes and confidential and proprietary information, including any being developed (including but not limited to designs, manufacturing data, design data, test data, operational data, and formulae), whether or not recorded in tangible form through drawings, software, reports, manuals or other tangible expressions, whether or not subject to statutory registration, anywhere, and all rights to any of the foregoing.

1.49.

“Know-How” means Intellectual Property, data, results, pre-clinical and clinical protocols and data from studies and clinical trials, chemical structures, chemical sequences, information, inventions, know-how, formulas, trade secrets, techniques, methods, processes, procedures and developments, whether or not patentable; provided that Know-How does not include Patents claiming any of the foregoing.

1.50.	“Knowledge” means (i) with respect to CRISPR [***] and (ii) with respect to Bayer [***].
1.51.	“Liability” has the meaning set forth in Section 6.1.
1.52.	“License Agreement” has the meaning set forth in Section 2.6.1.
1.53.

“Manufacture” or “Manufactured” or “Manufacturing” means activities directed to making, having made, producing, manufacturing, processing, filling, finishing, packaging, labeling, quality control testing and quality assurance release, shipping or storage of a product.

1.54.

“Marketing Approval” means, with respect to a Product in a particular jurisdiction, all approvals, licenses, registrations or authorizations necessary for the Commercialization of such Product in such jurisdiction, including, with respect to the United States, approval of an Approval Application for such Product by the FDA and with respect to the European Union, approval of an Approval Application for such Product by the European Commission.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.55.

“Materials” means all biological materials or chemical compounds arising out of a Party’s activities under this Agreement or otherwise provided by a Party for use by the other Party to conduct activities pursuant to this Agreement, including Clinical Trial samples, cell lines, assays, viruses and vectors.

1.56.	“Non-Breaching Party” has the meaning set forth in Section 7.2.2.
1.57.	“Ophthalmology Field” means any field under the heading “Ophthalmology Focus Area” set forth on Schedule A.
1.58.	“Optioned Product” has the meaning set forth in Section 2.6.2.
1.59.	“Party” or “Parties” has the meaning set forth in the Preamble.
1.60.	“Patent Challenge” has the meaning set forth in Section 7.2.3.
1.61.

“Patent” or “Patents” means the rights and interests in and to issued patents and pending patent applications and similar government-issued rights (e.g., utility models) protecting inventions in any country, jurisdiction or region (including inventor’s certificates and utility models), including all priority applications, international applications, provisionals, non-provisionals, substitutions, continuations, continuations-in-part, divisionals, renewals and all patents granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof, including patent term extensions and supplementary protection certificates, international patent applications filed under the Patent Cooperation Treaty (PCT) and any foreign equivalents to any of the foregoing.

1.62.

“Person” means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative or governmental body.

1.63.

“Price Approval” means, in any country where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination.

1.64.

“Product” means any pharmaceutical product, medical therapy, preparation, substance, or formulation for use in the Field (a) that is Researched, Developed or Commercialized by or on behalf of CRISPR or any of its Affiliates or licensees and (b) comprising or employing, in whole or in part, (i) components of a [***], or (ii) the resulting modified human cells or tissue, or another cell- or tissue-based product, or any other therapeutic product [***].

1.65.

“Receiving Party” means (a) with respect to CRISPR or its Affiliates as the Disclosing Party, Bayer and its Affiliates and (b) with respect to Bayer or its Affiliates as the Disclosing Party, CRISPR and its Affiliates (including Casebia Therapeutics Limited Liability Partnership and its Affiliates).

1.66.

“Regulatory Approval” means the technical, medical and scientific licenses, registrations, authorizations and approvals (including approvals of Approval Applications, supplements and amendments, pre- and post- approvals, and labeling approvals) of any Regulatory Authority, necessary for the Research, Development, clinical testing, commercial manufacture, distribution, marketing, promotion, offer for sale, use, import, export or sale of a pharmaceutical product in a regulatory jurisdiction, including Marketing Approval.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.67.

“Regulatory Authority” means, with respect to a country in the Territory, any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the EMA), regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority involved in the granting of Regulatory Approvals or Price Approvals for pharmaceutical products in such country or countries.

1.68.

“Regulatory Filings” means, collectively: (a) all INDs, Approval Applications, establishment license applications, Drug Master Files, applications for designation as an “Orphan Licensed Product(s)” under the Orphan Drug Act, for “Fast Track” status under Section 506 of the FD&C Act (21 U.S.C. § 356) or for a Special Protocol Assessment under Section 505(b)(4)(B) and (C) of the FD&C Act (21 U.S.C. § 355(b)(4)(B)) and all other similar filings (including counterparts of any of the foregoing in any country or region in the Territory); (b) any applications for Regulatory Approval or Price Approval and other applications, filings, dossiers or similar documents submitted to a Regulatory Authority in any country for the purpose of obtaining Regulatory Approval or Price Approval from that Regulatory Authority; (c) all supplements and amendments to any of the foregoing; and (d) any correspondence with Regulatory Authorities in connection with any of the foregoing.

1.69.

“Research” means conducting research activities to discover and advance products, including pre-clinical studies and optimization, but specifically excluding Development and Commercialization.  When used as a verb, “Researching” means to engage in Research.

1.70.	“Research and Development Period” has the meaning set forth in Section 2.1.
1.71.	“ROFN Exercise Fee” has the meaning set forth in Section 3.1.
1.72.	“Subcontractor” means a consultant, subcontractor or other vendor engaged by CRISPR or its Affiliates to perform activities under this Agreement.
1.73.	“Territory” means all countries of the world.
1.74.	“Third Party” means any Person other than a Person that is a Party.
1.75.	“United States” or “U.S.” means the fifty states of the United States of America and all of its territories and possessions and the District of Columbia.

ARTICLE 2.

RESEARCH, DEVELOPMENT, MANUFACTURING

AND COMMERCIALIZATION OF PRODUCTS

2.1.

Research and Development. The following terms will govern Research and Development of Products from the Effective Date until (a) with respect to an Eligible Product, the date on which Bayer exercises its Option for such Eligible Product pursuant to Section 2.6.1 and the Parties enter into a Co-Commercialization Agreement with respect to such Eligible Product or (b) the date on which Bayer has exercised its second Option for an Eligible Product (the “Research and Development Period”).

2.1.1.

Responsibility.  Except as otherwise provided in this Agreement, as between the Parties, CRISPR will be solely responsible for, and will have sole and exclusive control over, the Research and Development of Products, at CRISPR’s sole cost and expense. Notwithstanding the foregoing, CRISPR

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

will conduct the Research and Development of Products in accordance with a mutually agreed research plan focused specifically on the Research and Development of Products in the Field (the “Research Plan”). Such Research Plan will include a summary budget, and be provided to Bayer within [***] days following the Effective Date and will be automatically attached as Appendix A to this Agreement.

2.1.2.

Subcontractors.  CRISPR may engage one or more Subcontractors to perform its Research or Development activities contemplated by this Agreement with respect to Products.  Each contract between CRISPR and a Subcontractor will be consistent with the provisions of this Agreement (including ARTICLE 8).  CRISPR will be responsible for the effective and timely management of and payment of its Subcontractors.  The engagement of any Subcontractor in compliance with this Section 2.1.2 will not relieve CRISPR of its obligations under this Agreement.  CRISPR will be solely responsible for any taxes, including income, withholding, payroll, VAT, sales tax or the like, that arise from the use of a Subcontractor.

2.1.3.

Research and Development Diligence. For a period of [***] following the Effective Date, CRISPR (acting directly or through one or more Affiliates, or its successors or assigns) will use Commercially Reasonable Efforts to advance the Research, Development and Manufacturing of two or more Products that are primarily intended to treat a disease or condition in the Ophthalmology Field, Autoimmune Field, or the Hematology A Field. In furtherance of the foregoing, CRISPR will invest [***] across the following areas: (i) Research, Development and Manufacturing of two or more Products that are primarily intended to treat a disease or condition in the Ophthalmology Field, Autoimmune Field, or the Hematology A Field; and (ii) [***] delivery technologies that may be utilized in the Field.

2.2.	Regulatory Matters.
2.2.1.

Responsibilities.  During the Research and Development Period, as between the Parties, CRISPR will have the sole authority to prepare and file Regulatory Filings and applications for Regulatory Approval for any and all Products, and will have the sole responsibility for communicating with any Regulatory Authority both prior to and following Regulatory Approval, including all communications and decisions with respect to (a) pricing of Products and (b) the negotiation of Product pricing with Regulatory Authorities and other Third Parties, in each case, at CRISPR’s sole cost and expense.  Prior to any [***] meeting regarding an Eligible Product in a Field that is not an Ineligible Field, CRISPR will (i) share with Bayer any relevant materials reasonably in advance; (ii) use good faith efforts to consider and incorporate any feedback provided by Bayer regarding such meeting materials; and (iii) promptly provide Bayer with copies of any material communications and correspondence resulting from such [***] meeting; provided, however, that, in the case of (i) and (iii) above, CRISPR may redact any CMC Information contained therein.

2.2.2.

Ownership.  During the Research and Development Period, ownership of all right, title and interest in and to any and all Regulatory Filings directed to any Product in each country of the Territory will be held in the name of CRISPR or its designee.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2.3.

Commercialization.  During the Research and Development Period, CRISPR will have sole and exclusive control over all matters relating to the Commercialization of Products, at CRISPR’s sole cost and expense.

2.4.

Manufacturing.  During the Research and Development Period, CRISPR will have the exclusive right to Manufacture and supply Products either itself or through one or more Affiliates or Third Parties selected by CRISPR in its sole discretion, at CRISPR’s sole cost and expense.

2.5.

Applicable Laws. During the Research and Development Period, CRISPR will, and will require its Affiliates and Subcontractors to, comply with all Applicable Law in its and their Research, Development, Manufacture and Commercialization of Products, including where appropriate, cGMP, cGCP and cGLP (or similar standards).

2.6.	Bayer Option; Right of First Negotiation.

2.6.1.

Co-Commercialization Option.  During the Agreement Term, Bayer will have an option (each, an “Option”) to enter into a worldwide, co-exclusive (with CRISPR), co-development, and co-commercialization agreement (the “Co-Commercialization Agreement”) for two of the following: (i) [***] Products that is Developed that is primarily intended to treat a disease or condition in the Ophthalmology Field, (ii) [***] Products that is Developed that is primarily intended to treat a disease or condition in the Autoimmune Field, and/or (iii) [***] Products that is Developed that is primarily intended to treat a disease or condition in the Hematology A Field (each of the [***] Products described in Section 2.6.1(i), Section 2.6.1(ii) and Section 2.6.1(iii) are an “Eligible Product” and are collectively referred to as the “Eligible Products”), which Option may be exercised by Bayer providing written notice of such exercise to CRISPR as described in Section 2.6.5 and, if such exercise is the first exercise, payment of the amount due under Section 3.1 in connection with such first exercise. For clarity, once Bayer has exercised an Option with respect to an Eligible Product in a particular Field, Bayer may not subsequently exercise its remaining Option for an Eligible Product in the same Field (an “Ineligible Field”). For example, if Bayer exercises an Option for an Eligible Product in the Ophthalmology Field, then Bayer will have one remaining Option that Bayer may exercise for an Eligible Product in the Autoimmune Field or the Hematology A Field, and the Ophthalmology Field will be an Ineligible Field. For the avoidance of doubt, (A) Bayer may only exercise an Option with respect to an Eligible Product and (B) each Eligible Product for which Bayer has exercised its Option may be subject to a separate Co-Commercialization Agreement.

2.6.2.

Negotiation of Co-Commercialization Agreement.  In the event that Bayer exercises an Option with respect to an Eligible Product (once optioned, an “Optioned Product”), the Parties will negotiate in good faith the terms and conditions of the Co-Commercialization Agreement for such Optioned Product for a period of up to ninety (90) days following the exercise of such Option (the “Option Negotiation Period”), which terms and conditions will be reasonable and customary for agreements of that type and will include: (i) a requirement that the Parties share equally all Development, Manufacturing

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

and Commercialization costs and all future profits with respect to the Optioned Products (with each Party bearing fifty percent (50%) of such costs, and receiving fifty percent (50%) of such profits (on terms to be specified in the Co-Commercialization Agreement)); (ii) a requirement that decisions with respect to all matters governed by the Co-Commercialization Agreement (including annual plans and budgets for the Development, Manufacture and Commercialization of Optioned Products) would be subject to the mutual agreement of the Parties; provided that if the Parties are unable to reach mutual agreement on any such matters, such matters will be subject to escalation and [***] Arbitration on terms consistent with Section 2.6.6 and Schedule B; (iii) a co-exclusive license (with CRISPR) grant to Bayer under the CRISPR Know-How and CRISPR Patents, to Research, Develop, use, keep, sell, offer for sale, import, export, and Commercialize Optioned Products in the Field in the Territory in accordance with the terms of the Co-Commercialization Agreement; and (iv) other reasonable and customary provisions for transactions of this type as the Parties may agree. For clarity, CRISPR will continue to conduct and will be solely responsible for, and continue to have sole and exclusive control over, the Research, Development and Manufacture of an Eligible Product during the Option Negotiation Period and during pendency of any matters referred for resolution pursuant to Section 2.6.6, up and until the Parties enter into a Co-Commercialization Agreement with respect to such Eligible Product, or, in the event Bayer exercises a ROFN during the Option Negotiation Period pursuant to Section 2.6.3 prior to the Parties entering into a Co-Commercialization Agreement with respect to such Optioned Product, during the ROFN Negotiation Period and during pendency of any matters referred for resolution pursuant to Section 2.6.6, up and until the Parties enter into a License Agreement with respect to such Eligible Product.

2.6.3.

Right of First Negotiation.  On an Optioned Product-by-Optioned Product basis, Bayer will have the right of first negotiation for a license agreement (with CRISPR) (each, a “License Agreement”) for such Optioned Product (such right, a “ROFN”), which ROFN may be exercised by Bayer providing written notice of such exercise to CRISPR during (i) the period beginning on the effective date of a Co-Commercialization Agreement and ending on the three (3) month anniversary of such effective date, or (ii) the Option Negotiation Period and prior to entering into a Co-Commercialization Agreement. For the avoidance of doubt, (A) Bayer may only exercise a ROFN with respect to an Optioned Product and (B) each Optioned Product for which Bayer has exercised its ROFN may be subject to a separate License Agreement.

2.6.4.

Exercise of ROFN.  In the event that Bayer exercises its ROFN with respect to an Optioned Product, the Parties will enter into a License Agreement for such Optioned Product substantially in the form of the template attached as Appendix B hereto and on the financial terms set forth therein. For the period commencing upon the date Bayer exercises the ROFN and expiring [***] days thereafter (the “ROFN Negotiation Period”) the Parties will negotiate the financial terms, including the milestone payments and royalty rates, for the License Agreement [***].  If the Parties are unable to reach mutual agreement on such financial terms, the disagreement will be subject to escalation and

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

[***] Arbitration on terms consistent with Section 2.6.6 and Schedule B. If the Parties enter into a License Agreement with respect to an Optioned Product, then any rights thereunder will extend to any successor Product(s) Developed under the same IND.  The rights to any such successor Product(s) described in the preceding sentence will continue so long as any License Agreement with respect to such Optioned Product remains in effect. For clarity, if a Co-Commercialization Agreement is in effect with respect to such Optioned Product, the terms of the applicable Co-Commercialization Agreement with respect to such Optioned Product will continue to govern the Parties rights and obligations with respect to the Research, Development and Manufacture of such Optioned Product during the ROFN Negotiation Period and during pendency of any matters referred for resolution pursuant to Section 2.6.6, up and until the Parties enter into a License Agreement with respect to such Optioned Product. For clarity, in the event Bayer exercises a ROFN during the Option Negotiation Period pursuant to Section 2.6.3, CRISPR will continue to conduct and will be solely responsible for, and continue to have sole and exclusive control over, the Research, Development and Manufacture of an Eligible Product during the ROFN Negotiation Period and during pendency of any matters referred for resolution pursuant to Section 2.6.6, up and until the Parties enter into a License Agreement with respect to such Eligible Product

2.6.5.

Data Package.  Until the earlier of the date on which (i) Bayer exercises its second Option for an Eligible Product or (ii) subject to Sections 2.6.1(i), (ii) and (iii) hereto, CRISPR has delivered to Bayer up to [***] Data Packages for the Eligible Products in the Field (up to [***] Data Packages in each of the Ophthalmology, Autoimmune, and Hematology A Fields for so long as such Field is not an Ineligible Field), CRISPR will give Bayer at least [***] days’ prior written notice of the intended submission date for its [***] IND submission for an Eligible Product in a Field.  Such written notice will include a Data Package provided that CRISPR may redact CMC Information from such Data Package (the “Section 2.6.5 Redacted CMC Information”).  Bayer may request to receive any Section 2.6.5 Redacted CMC Information by providing written notice to CRISPR within [***] of receipt of the Data Package (a “CMC Request”). Upon receipt of a CMC Request from Bayer, CRISPR will provide the Section 2.6.5 Redacted CMC Information to Bayer on the following conditions:  (i) [***]; (ii) [***]; (iii) [***]; and (iv) [***].  Following Bayer’s receipt of such written notice and Data Package, or, if CMC Information was excluded from the Data Package, following Bayer’s receipt of the Section 2.6.5 Redacted CMC Information provided by CRISPR pursuant to a CMC Request, Bayer will have until [***] days after the submission date of such IND to exercise its Option by providing written notice to CRISPR (the “Expiration”). Within [***] Business Days after the [***] IND submission for an Eligible Product, if Bayer has exercised an Option for such Eligible Product, CRISPR will provide to Bayer a copy of such IND submission. Bayer must exercise the Option prior to the Expiration, or Bayer will be deemed to have irrevocably waived its rights with respect to the Option and ROFN for such Eligible Product.  All information provided by CRISPR pursuant to this Section 2.6.5 will constitute CRISPR’s Confidential Information.  For clarity, CRISPR will not be required to notify Bayer of any IND submission or provide a Data Package for an Eligible Product in an Ineligible Field or a Product that is not an Eligible Product.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2.6.6.

Escalation Procedure.  In the event the Parties, despite their good faith negotiations, are unable to agree on the terms and conditions (including the milestone payments and royalty rates in the License Agreement for an Optioned Product) before the end of the Option Negotiation Period or ROFN Negotiation Period, as applicable, the Parties will refer those terms and conditions to which they have not mutually agreed to the Executive Officers, who will use reasonable efforts to reach agreement on such terms and conditions.  If such Executive Officers are unable to reach consensus with respect to such terms and conditions within [***] days after such referral, the matter will be referred for resolution in accordance with Schedule B, provided, that Bayer will have the right at any time after such [***]-day period to withdraw its notice of exercise of the Option or ROFN upon written notice to CRISPR, in which case the Parties will have no further obligations with respect to the negotiation of such Co-Commercialization Agreement or License Agreement.

2.6.7.

Effect of No Exercise.  In the event that Bayer does not exercise an Option with respect to an Eligible Product, then CRISPR will remain solely responsible for all Development, Manufacturing and Commercialization activities of such Eligible Product, and Bayer shall have no rights or interest in such Eligible Product.

ARTICLE 3.
FINANCIAL PROVISIONS

3.1.

Option Exercise Fee.  Upon the exercise by Bayer of the first Option for an Eligible Product, Bayer will make a one-time payment to CRISPR in an amount equal to Twenty Million US Dollars (US$20,000,000) (the “Option Exercise Fee”).  Such payment will be due and payable within [***] Business Days of Bayer providing the relevant notice of exercise as described in Section 2.6.5 and will be held in an escrow account established by CRISPR pending the Parties’ efforts to enter into a Co-Commercialization Agreement with respect to such Eligible Product.  If Bayer subsequently exercises a ROFN for either or both Optioned Products, such amount will be creditable toward any upfront fee or other financial terms as set forth in a License Agreement for either or both Optioned Products for which Bayer exercised its ROFN.  Subsequent to the payment of the Option Exercise Fee for the first Option for an Eligible Product, no payment or fee will be required upon the exercise by Bayer of the second Option for an Eligible Product or either ROFN for an Optioned Product.

3.2.	Payment Method; Currency.
3.2.1.	All payments under this Agreement will be paid in U.S. Dollars, by wire transfer or ACH transfer to an account designated by CRISPR (which account CRISPR may update from time to time in writing).
3.2.2.

If any amounts that are relevant to the determination of amounts to be paid under this Agreement or any calculations to be performed under this Agreement are denoted in a currency other than U.S. Dollars, then such amounts will be converted to their U.S. Dollar equivalent using CRISPR’s then-current standard procedures and methodology, including its then-current standard exchange rate methodology for the translation of foreign currency expenses into U.S. Dollars, consistently applied.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

3.3.

Withholding Tax.  Where any sum due to be paid to CRISPR hereunder is subject to any withholding or similar tax, Bayer will pay such withholding or similar tax to the appropriate Governmental Authority and deduct the amount paid from the amount then due CRISPR, in a timely manner and promptly transmit to CRISPR an official tax certificate or other evidence of such withholding sufficient to enable CRISPR to claim such payment of taxes.  The Parties agree to cooperate with one another and use reasonable efforts to reduce or eliminate tax withholding or similar obligations in respect of payments made by Bayer to CRISPR under this Agreement.  CRISPR will provide Bayer any tax forms that may be reasonably necessary in order for Bayer not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty.  Each Party will provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Laws, of withholding taxes, value added taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or value added tax.

3.4.

Late Payment.  Any payments or portions thereof due hereunder that are not paid when due will accrue interest from the date due until paid at an annual rate equal [***] (or the maximum allowed by Applicable Law, if less).

ARTICLE 4.
INTELLECTUAL PROPERTY

4.1.

No Implied Licenses.  Except as expressly provided in this Agreement, no Party will be deemed by estoppel or implication to have granted the other Party any licenses or other right with respect to any Intellectual Property.

ARTICLE 5.
REPRESENTATIONS AND WARRANTIES

5.1.	Representations and Warranties of Bayer. Bayer hereby represents and warrants to CRISPR, as of the Effective Date, that:
5.1.1.

Bayer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

5.1.2.

Bayer (a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

5.1.3.

this Agreement has been duly executed and delivered on behalf of each of Bayer, and constitutes a legal, valid and binding obligation, enforceable against each of Bayer in accordance with the terms hereof;

5.1.4.

the execution, delivery and performance of this Agreement by Bayer will not constitute a default under or conflict with any agreement, instrument or understanding, oral or written, to which Bayer is a party or by which Bayer is bound, or violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over Bayer;

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

5.1.5.

Bayer has obtained all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons or entities required to be obtained by it in connection with the execution and delivery of this Agreement; and

5.1.6.

there is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to Bayer’s Knowledge, threatened against Bayer, any of its Affiliates or any Third Party, in each case relating to the transactions contemplated by this Agreement.

5.2.	Representations and Warranties of CRISPR. CRISPR hereby represents and warrants to Bayer, as of the Effective Date, that, except as otherwise set forth on Schedule C:
5.2.1.

CRISPR is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

5.2.2.

CRISPR (a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

5.2.3.	this Agreement has been duly executed and delivered on behalf of CRISPR, and constitutes a legal, valid and binding obligation, enforceable against it in accordance with the terms hereof;
5.2.4.

the execution, delivery and performance of this Agreement by CRISPR will not constitute a default under or conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, or violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;

5.2.5.

CRISPR has obtained all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons or entities required to be obtained by CRISPR in connection with the execution and delivery of this Agreement;

5.2.6.

there is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to CRISPR’s Knowledge, threatened against CRISPR, any of its Affiliates or any Third Party, in each case relating to the transactions contemplated by this Agreement.

5.3.	CRISPR Covenants. CRISPR hereby covenants to Bayer that, except as expressly permitted under this Agreement:
5.3.1.

it will not enter into any new agreement or other obligation with any Third Party, or amend an existing agreement with a Third Party, in each case that materially and adversely restricts, limits or encumbers the rights granted to Bayer under this Agreement or to be granted to Bayer upon exercise of the ROFN;

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

5.3.2.

it will not engage, in any capacity in connection with this Agreement any Person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any such similar sanction; and

5.3.3.

CRISPR will inform Bayer in writing promptly if it or any Person engaged by CRISPR or any of its Affiliates who is performing services under this Agreement or any ancillary agreements is debarred or is the subject of a conviction described in Section 306 of the FD&C Act, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to CRISPR’s Knowledge, is threatened, relating to the debarment or conviction of CRISPR, any of its Affiliates or any such Person performing services hereunder or thereunder.

5.4.

Disclaimer.  Except as otherwise expressly set forth in this Agreement, neither Party nor its Affiliates makes any representation or extends any warranty of any kind, either express or implied, including any warranty of merchantability or fitness for a particular purpose.  Bayer and CRISPR understand that a Product is the subject of ongoing Research and Development and that neither Party can assure the safety, usefulness or commercial or technical viability of any Product.

ARTICLE 6.
INDEMNIFICATION; INSURANCE

6.1.

Indemnification by Bayer.  Bayer will indemnify, defend and hold harmless CRISPR, each of its Affiliates, and each of its and its Affiliates’ employees, officers, directors and agents (each, a “CRISPR Indemnified Party”) from and against any and all liability, loss, damage, expense (including reasonable attorneys’ fees and expenses) and cost (collectively, a “Liability”) that the CRISPR Indemnified Party may be required to pay to one or more Third Parties to the extent resulting from or arising out of the material breach by Bayer of any of its representations, warranties or covenants set forth in this Agreement, except to the extent caused by the negligence or intentional acts of CRISPR or any CRISPR Indemnified Party.

6.2.

Indemnification by CRISPR.  CRISPR will indemnify, defend and hold harmless Bayer, each of its Affiliates, and each of its and its Affiliates’ respective employees, officers, directors and agents (each, a “Bayer Indemnified Party”) from and against any and all Liabilities that the Bayer Indemnified Party may be required to pay to one or more Third Parties to the extent resulting from or arising out of:

6.2.1.

the material breach by CRISPR of any of its representations, warranties or covenants set forth in this Agreement, except to the extent caused by the negligence or intentional acts of Bayer or any Bayer Indemnified Party; or

6.2.2.

any claims of any nature arising out of the Research, Development, Manufacture, Commercialization or use of any Eligible Product by, on behalf of, or under the authority of, CRISPR (other than by any Bayer Indemnified Party).

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

6.3.

Procedure.  Each Party will notify the other Party in writing if it becomes aware of a claim for which indemnification may be sought hereunder.  In case any proceeding (including any governmental investigation) will be instituted involving any Party in respect of which indemnity may be sought pursuant to this ARTICLE 6, such Party (the “Indemnified Party”) will give prompt written notice of the indemnity claim to the other Party (the “Indemnifying Party”) and provide a copy to the Indemnifying Party of any complaint, summons or other written or verbal notice that the Indemnified Party receives in connection with any such claim.  An Indemnified Party’s failure to deliver written notice will relieve the Indemnifying Party of liability to the Indemnified Party under this ARTICLE 6 only to the extent such delay is prejudicial to the Indemnifying Party’s ability to defend such claim.  Provided that the Indemnifying Party is not contesting the indemnity obligation, the Indemnified Party will permit the Indemnifying Party to control any litigation relating to such claim and the disposition of such claim by negotiated settlement or otherwise and any failure to contest prior to assuming control will be deemed to be an admission of the obligation to indemnify.  The Indemnifying Party will act reasonably and in good faith with respect to all matters relating to such claim and will not settle or otherwise resolve such claim without the Indemnified Party’s prior written consent which will not be withheld, delayed or conditioned unreasonably other than settlements only involving the payment of monetary awards for which the Indemnifying Party will be fully-responsible.  The Indemnified Party will cooperate with the Indemnifying Party in such Party’s defense of any claim for which indemnity is sought under this Agreement, at the Indemnifying Party’s sole cost and expense.

6.4.

Insurance.  Each Party will maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement and will furnish to the other Party evidence of such insurance upon request.  Notwithstanding the foregoing, Bayer may self-insure to the extent that it self-insures for its other activities.

6.5.

Limitation of Consequential Damages.  Except for (a) claims of a Third Party that are subject to indemnification under this ARTICLE 6, (b) claims arising out of a Party’s willful misconduct or (c)  a Party’s breach of ARTICLE 8, neither Party nor any of its Affiliates will be liable to the other Party or its Affiliates for any incidental, consequential, special, punitive or other indirect damages or lost or imputed profits or royalties, lost data or cost of procurement of substitute goods or services, whether liability is asserted in contract, tort (including negligence and strict product liability), indemnity or contribution, and irrespective of whether that Party or any representative of that Party has been advised of, or otherwise might have anticipated the possibility of, any such loss or damage.

ARTICLE 7.
TERM; TERMINATION

7.1.

Agreement Term; Expiration.  This Agreement is effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this ARTICLE 7, will continue in full force and effect until the earlier of (i) five (5) years from the Effective Date, (ii) on an Optioned Product-by-Optioned Product basis, exercise of the ROFN and execution of a License Agreement by the Parties, or (iii) the Expiration, with respect to the second Eligible Product for which Bayer has exercised its Option.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

7.2.	Termination of the Agreement.
7.2.1.	Bayer’s Termination for Convenience. Bayer will be entitled to terminate this Agreement for convenience by providing CRISPR [***] written notice of such termination.
7.2.2.

Termination for Material Breach.  If a Party (the “Breaching Party”) is in material breach of this Agreement, then the other Party (the “Non-Breaching Party”) may deliver notice of such material breach to such first Party.  If the breach is curable, the Breaching Party will have [***] days from the receipt of such notice to cure such breach (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within [***] Business Days following receipt of such notice).  If either the Breaching Party fails to cure such breach within such [***]-day or [***]-Business Day period, as applicable, or the breach is not subject to cure, the Non-Breaching Party in its sole discretion may terminate this Agreement in its entirety, by providing written notice to the Breaching Party.

7.2.3.

Patent Challenge.  If Bayer (a) commences or actively and voluntarily participates in any action or proceeding (including any patent opposition or re-examination proceeding), or otherwise asserts any claim, challenging or denying the validity or enforceability of any claim of any CRISPR Patent or (b) actively and voluntarily assists any other Person in bringing or prosecuting any action or proceeding (including any patent opposition or re-examination proceeding) challenging or denying the validity or enforceability of any claim of any CRISPR Patent (each of (a) and (b), a “Patent Challenge”), then, to the extent permitted by Applicable Law, CRISPR shall have the right, in its sole discretion, to give notice to Bayer that CRISPR may terminate this Agreement [***] days following such notice, and, unless Bayer withdraws or causes to be withdrawn all such challenge(s) within such [***]-day period, CRISPR shall have the right to terminate this Agreement by providing written notice thereof to Bayer.  The foregoing right to terminate shall not apply with respect to any Patent Challenge where the Patent Challenge is made in defense of an assertion of the relevant Patent that is first brought by CRISPR against Bayer.  For the avoidance of doubt, (i) any participation by Bayer or its employees in any claim, challenge or proceeding in response to a subpoena or as required under a pre-existing agreement between Bayer’s employee(s) or consultant(s) and their prior employer(s), or (ii) any Patent Challenge brought or prosecuted by a Person in which Bayer or its Affiliates has a non-controlling financial investment and/or non-controlling representation on the governing body of such Person (provided that the individuals representing Bayer and/or its Affiliates on the governing body of such Person do not participate in discussions, communications or deliberations regarding a Patent Challenge and otherwise abstain from any vote pertaining to a Patent Challenge), shall not, in and of itself, constitute active and voluntary participation or assistance and shall not give rise to CRISPR’s right to terminate this Agreement.

7.2.4.

Termination for Insolvency. If a Party makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it that is not discharged within [***] days of the filing thereof, then the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

7.2.5.

Change of Control.  For the avoidance of doubt, a Change of Control of CRISPR will not terminate this Agreement or otherwise change or affect the rights and obligations of the Parties under this Agreement.

7.3.

Consequences of Expiration or Termination of the Agreement.  If this Agreement expires or is terminated by a Party in accordance with this ARTICLE 7 at any time and for any reason, the following terms will apply:

7.3.1.

Solely in the event of a termination of this Agreement, the Parties will return (or destroy, as directed by the other Party) all data, files, records and other materials containing or comprising the other Party’s Confidential Information, except to the extent such Confidential Information is Confidential Information under the Retirement Agreement or another Ancillary Agreement and such agreement has not been terminated at the time of termination of this Agreement.  Notwithstanding the foregoing, the Parties will be permitted to retain one copy of such data, files, records, and other materials for archival and legal compliance purposes.

7.3.2.

Termination or expiration of this Agreement for any reason will be without prejudice to any rights or financial compensation that will have accrued to the benefit of a Party prior to such termination or expiration.  Such termination or expiration will not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

7.3.3.	The following provisions of this Agreement will survive any expiration or termination of this Agreement: Article 1, Article 6, Article 8, and Article 9 and Section 7.3.

ARTICLE 8.
CONFIDENTIALITY

8.1.

Confidentiality.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the Agreement Term and for [***] years thereafter, each Receiving Party hereto will, and will cause its Affiliates to: (a) keep the Disclosing Party’s Confidential Information confidential; (b) not publish, or allow to be published, and will not otherwise disclose, or permit the disclosure of, the Disclosing Party’s Confidential Information in any manner not expressly authorized pursuant to the terms of this Agreement or, to the extent Confidential Information under this Agreement is also Confidential Information under the Retirement Agreement or another Ancillary Agreement, such agreement; and (c) not use, or permit to be used, the Disclosing Party’s Confidential Information for any purpose other than as expressly authorized pursuant to the terms of this Agreement or, to the extent Confidential Information under this Agreement is also Confidential Information under the Retirement Agreement or another Ancillary Agreement, the terms of such agreement.  Without limiting the generality of the foregoing, to the extent that a Party or any of its Affiliates provides to the other Party or any of its Affiliates any Confidential Information owned by any Third Party, the Receiving Party will, and will cause its Affiliates to, handle such Confidential Information in accordance with the terms and conditions of this ARTICLE 8 applicable to a Receiving Party.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

8.2.

Authorized Disclosure.  Notwithstanding the foregoing provisions of Section 8.1, each Party may disclose Confidential Information belonging to the other Party (or such Party’s Affiliate) to the extent such disclosure is reasonably necessary to:

8.2.1.

file or prosecute patent applications as contemplated by this Agreement or, to the extent Confidential Information under this Agreement is also Confidential Information under the Retirement Agreement or another Ancillary Agreement, such agreement;

8.2.2.

prosecute or defend litigation in accordance with this Agreement or, to the extent Confidential Information under this Agreement is also Confidential Information under the Retirement Agreement or another Ancillary Agreement, such agreement;

8.2.3.

exercise its rights and perform its obligations hereunder or, to the extent Confidential Information under this Agreement is also Confidential Information under the Retirement Agreement or another Ancillary Agreement, under such agreement; or

8.2.4.	comply with Applicable Law.

If a Party deems it reasonably necessary to disclose Confidential Information belonging to the other Party (or such Party’s Affiliate) pursuant to this Section 8.2, the Disclosing Party will to the extent possible give reasonable advance written notice of such disclosure to the other Party and take reasonable measures to ensure confidential treatment of such information.

Notwithstanding anything to the contrary contained herein, in no event may [***] disclose [***] Confidential Information regarding any Product, other than the terms and conditions of this Agreement, to any Third Party (including any of [***] investors, collaborators or licensees, including in reports and meetings) that [***] as its primary business.

8.3.

SEC Filings and Other Disclosures.  Either Party may disclose the terms of this Agreement (i) to the extent required to comply with Applicable Law, including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory; provided that such Party will reasonably consider the comments of the other Party regarding confidential treatment sought for such disclosure to the extent permitted by Applicable Law and (ii) to its advisors (including financial advisors, attorneys and accountants), actual or potential acquisition partners, strategic partners, collaborators, services providers, actual or potential financing sources or investors and actual or potential underwriters on a need to know basis; provided that such disclosure is covered by terms of confidentiality similar to those set forth herein (which may include professional ethical obligations or may be of a shorter duration).

8.4.	Public Announcements; Publications.
8.4.1.

Coordination.  CRISPR will have no obligation to consult with Bayer with respect to any scientific publication or public announcement concerning CRISPR’s Research, Development, Manufacture, Commercialization or use of any Product.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

8.4.2.

Announcements.  Except as may be expressly permitted under Section 8.3 or as required to comply with Applicable Law (including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory), neither Party will make any public announcement regarding this Agreement without the prior written approval of the other Party.

8.4.3.	Publications. CRISPR will have the sole right to make publications and public presentations with respect to the Products.

ARTICLE 9.
MISCELLANEOUS

9.1.

Assignment.  Neither this Agreement nor any interest hereunder will be assignable by either Party without the prior written consent of the other Party, except as follows: (a) either Party may, subject to the terms of this Agreement, assign its rights and obligations under this Agreement by way of sale of itself or the sale of the portion of such Party’s business to which this Agreement relates, through merger, sale of assets or sale of stock or ownership interest including any Change of Control; provided that such sale is not primarily for the benefit of its creditors; and (b) either Party may assign, in whole or in part, its rights and/or obligations under this Agreement to any of its Affiliates; provided that such Party will remain liable for all of its rights and obligations under this Agreement.  An assigning Party will promptly notify the other Party of any assignment or transfer under the provisions of this Section 9.1.  This Agreement will be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein will be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.  Any assignment not in accordance with this Section 9.1 will be void.

9.2.

Force Majeure.  Each Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by Force Majeure and the nonperforming Party promptly provides notice of the prevention to the other Party.  Such excuse will be continued so long as the condition constituting Force Majeure continues and the nonperforming Party uses Commercially Reasonable Efforts to remove the condition.

9.3.

Representation by Legal Counsel.  Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof.  In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will exist or be implied against the Party that drafted such terms and provisions.

9.4.

Notices.  All notices which are required or permitted hereunder will be in writing and sufficient if delivered personally, sent by nationally-recognized overnight courier or sent by electronic mail, confirmation of receipt requested, addressed as follows:

If to Bayer:

Bayer Healthcare LLC

610 Main Street

Cambridge, MA 02139

Attention:  [***]

Email: [***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

with a copy to:

Orrick, Herrington & Sutcliffe LLP

1000 Marsh Rd

Menlo Park, CA 94025

Attention:  [***]

Email:  [***]

If to CRISPR:

CRISPR Therapeutics AG
Attn: Chief Executive Officer
Baarerstrasse 14

6300 Zug

Switzerland

E-mail: [***]

with a copy to:

CRISPR Therapeutics AG
Attn: General Counsel
Baarerstrasse 14

6300 Zug

Switzerland

E-mail: [***]

and:

Goodwin Procter LLP

Attn: [***]

100 Northern Avenue

Boston, Massachusetts 02210

E-mail: [***]

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith.  Any such notice will be deemed to have been given: (a) when delivered if personally delivered on a Business Day (or, if delivered or sent on a non-Business Day, then on the next Business Day); (b) on receipt if sent by overnight courier; or (c) when confirmation of receipt is sent, if sent by electronic mail.

9.5.

Amendment.  No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each of Bayer and CRISPR.

9.6.

Waiver.  No provision of this Agreement will be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.  The waiver by either of Bayer or CRISPR of any breach of any provision hereof by the other Party will not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

9.7.

Severability.  If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same will not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement will be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible.  In any such event, this Agreement will be construed as if such clause of portion thereof had never been contained in this Agreement, and there will be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by Applicable Law.

9.8.	Descriptive Headings. The descriptive headings of this Agreement are for convenience only and will be of no force or effect in construing or interpreting any of the provisions of this Agreement.
9.9.

Export Control.  This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America or other countries that may be imposed upon or related to CRISPR or Bayer from time to time.  Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate Governmental Authority.

9.10.

Governing Law.  This Agreement, and all claims arising under or in connection therewith, will be governed by and interpreted in accordance with the substantive laws of The State of New York, without regard to conflict of law principles thereof.

9.11.

Entire Agreement.  This Agreement, together with the Retirement Agreement and other Ancillary Agreements, constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof and thereof and any Confidential Information disclosed by the Parties under such agreements will be treated in accordance with the provisions of ARTICLE 8.

9.12.

Independent Contractors.  Both Parties are independent contractors under this Agreement.  Nothing herein contained will be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party.  Neither Party will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

9.13.

Interpretation.  Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation,” (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Person will be construed to include the Person’s successors and assigns, (f) the words “herein,” “hereof” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, Schedules or Exhibits will be construed to refer to Sections, Schedules or Exhibits of this Agreement, and references to this Agreement include all Schedules and Exhibits hereto, (h) the word “notice” will mean notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k)  the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”

9.14.

Translations.  This Agreement is in the English language only, which language will be controlling in all respects, and all versions hereof in any other language will be for accommodation only and will not be binding upon the Parties. All communications and notices to be made or given pursuant to this Agreement, and any dispute proceeding related to or arising hereunder, will be in the English language.  If there is a discrepancy between any translation of this Agreement and this Agreement, this Agreement will prevail.

9.15.

No Third Party Rights or Obligations.  No provision of this Agreement will be deemed or construed in any way to result in the creation of any rights or obligations in any Person not a Party to this Agreement.

9.16.

Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

9.17.

Counterparts.  This Agreement may be executed in two counterparts, each of which will be an original and both of which will constitute together the same document.  Counterparts may be signed and delivered by facsimile or digital transmission (.pdf), each of which will be binding when received by the applicable Party.

[SIGNATURE PAGE FOLLOWS]

* - * - * - *

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized as of the date first set forth above.

BAYER HEALTHCARE LLC		CRISPR THERAPEUTICS AG

By:	/s/ Kelly Gast	By:	/s/ Rodger Novak

Name:	Kelly Gast	Name:	Rodger Novak

Title:	President	Title:	President

[Signature Page to Option Agreement]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule A

Autoimmune Focus Area

[***]

Ophthalmology Focus Area

[***]

Hematology A Focus Area

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule B

[***] Arbitration Procedures

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule C

Disclosure Schedule

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Appendix A

Research Plan

[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Appendix B

Form of License Agreement

[***]